Exhibit 99.4

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NATIONAL PENN BANCSHARES, INC.

The undersigned hereby appoints Michelle Debkowski, H. Anderson Ellsworth, and Michael Reinhard proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. ("National Penn") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of National Penn to be held on December 17, 2007, and at any adjournments or postponements thereof.

(Continued on reverse side)

Address Change (Mark the corresponding box on the reverse side)

*FOLD AND DETACH HERE*

You can now access your National Penn Bancshares, Inc. account online.

Access your National Penn Bancshares, Inc. shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for National Penn Bancshares, Inc. now makes it easy and convenient to get current information on your shareholder account.

* View account status

* View certificate history

* View book-entry information

* View payment history for dividends

* Make address changes

* Obtain a duplicate 1099 tax form

* Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investors Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:   1-800-720-0181

 Please Mark Here
 for Address Change
  SEE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the approval of the Agreement and Plan of Merger as noted below and FOR the adjournment of the meeting, as necessary.

1.
To consider and vote upon a proposal to approve the adoption of the Agreement and Plan of Merger, dated as of September 6, 2007, by and between National Penn Bancshares, Inc. and KNBT Bancorp, Inc. (“KNBT”), pursuant to which KNBT will merge with and into National Penn in which each share of KNBT common stock outstanding immediately prior to the merger would be converted into 1.03 shares of National Penn common stock, subject to adjustment as provided for in the merger agreement, and as further set forth in the merger agreement

FOR ______	AGAINST______	ABSTAIN______

2.	To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

FOR ______	AGAINST______	ABSTAIN______

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.

Signature____________________ Signature if held jointly___________________________Date__________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

*FOLD AND DETACH HERE*

Vote by Internet or Telephone or Mail

Internet and telephone voting is available 24 hours a day, 7 days a week, until 9 AM Eastern Time on December 17, 2007, the day of the special meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone

http://www.proxyvoting.com/npbc	OR	1-866-540-5760
Use the Internet to vote your proxy.		Use any touch-tone telephone
Have your proxy card in hand		to vote your proxy. Have your
when you access the web site.		proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy
card and return it in the enclosed postage-paid
envelope.

VOTING INSTRUCTION CARD

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS NATIONAL PENN BANCSHARES, INC.

This Voting Instruction Card serves to instruct National Penn Investors Trust Company, as trustee (the “Trustee”) under the National Penn Bancshares Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Special Meeting of Shareholders of National Penn to be held on December 17, 2007, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

(Continued on the other side)

Address Change (Mark the corresponding box on the reverse side)

*FOLD AND DETACH HERE*

 Please Mark Here
 for Address Change
  SEE REVERSE SIDE

This voting instruction card when properly executed will be voted as instructed by the undersigned participant subject to applicable law.  If no instructions are given, the shares allocated to the undersigned participant will be voted by the Trustee in accordance with the terms of the Plan and applicable law.

1.
To consider and vote upon a proposal to approve the adoption of the Agreement and Plan of Merger, dated as of September 6, 2007, by and between National Penn Bancshares, Inc. and KNBT Bancorp, Inc. (“KNBT”), pursuant to which KNBT will merge with and into National Penn in which each share of KNBT common stock outstanding immediately prior to the merger would be converted into 1.03 shares of National Penn common stock, subject to adjustment as provided for in the merger agreement, and as further set forth in the merger agreement

FOR ______	AGAINST______	ABSTAIN______

2.	To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

FOR ______	AGAINST______	ABSTAIN______

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.

Signature_____________________________________Date___________
Please sign exactly as name appears hereon.

*FOLD AND DETACH HERE*

Vote by Internet or Telephone or Mail

Internet and telephone voting is available 24 hours a day, 7 days a week, until Midnight Eastern Time on December 12, 2007.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your instruction card.

Internet		Telephone

http://www.proxyvoting.com/npbc	OR	1-866-540-5760
Use the Internet to vote.		Use any touch-tone telephone
Have your instruction card		to vote. Have your instruction
in hand when you access the		card in hand when you call.
web site.

If you vote by Internet or by telephone,
you do NOT need to mail back your instruction card.

To vote by mail, mark, sign and date your voting
instruction card and return it in the enclosed postage-paid
envelope.